Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2005 and

For the Six Months Ended June 30, 2005 and 2004

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	Six Months Ended June 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$13,340	(876)	12,464
Interest-bearing bank balances	702	2,150	2,852
Federal funds sold and securities purchased under resale agreements	4,488	18,040	22,528

Total cash and cash equivalents	18,530	19,314	37,844
Trading account assets	32,025	14,494	46,519
Securities	114,033	3,873	117,906
Loans, net of unearned income	227,612	2,675	230,287
Allowance for loan losses	(2,645)	(73)	(2,718)

Loans, net	224,967	2,602	227,569
Loans held for sale	14,492	39	14,531
Premises and equipment	4,321	1,033	5,354
Due from customers on acceptances	826	—	826
Goodwill	19,699	2,162	21,861
Intangible assets	1,996	(618)	1,378
Other assets	28,640	9,412	38,052

Total assets	$459,529	52,311	511,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	64,651	(1,572)	63,079
Interest-bearing deposits	244,782	(7,951)	236,831

Total deposits	309,433	(9,523)	299,910
Short-term borrowings	45,702	30,024	75,726
Bank acceptances outstanding	859	—	859
Trading account liabilities	12,730	7,097	19,827
Other liabilities	12,305	3,445	15,750
Long-term debt	28,882	20,124	49,006

Total liabilities	409,911	51,167	461,078

Minority interest in net assets of consolidated subsidiaries	1,732	1,126	2,858

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,803	5,258
Paid-in capital	35,351	(4,313)	31,038
Retained earnings	11,494	(415)	11,079
Accumulated other comprehensive income, net	586	(57)	529

Total stockholders’ equity	47,886	18	47,904

Total liabilities and stockholders’ equity	$459,529	52,311	511,840

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$6,834	(298)	6,536
Interest and dividends on securities	2,778	85	2,863
Trading account interest	415	317	732
Other interest income	251	773	1,024

Total interest income	10,278	877	11,155

INTEREST EXPENSE
Interest on deposits	2,380	(109)	2,271
Interest on borrowings	1,304	809	2,113

Total interest expense	3,684	700	4,384

Net interest income	6,594	177	6,771
Provision for credit losses	53	33	86

Net interest income after provision for credit losses	6,541	144	6,685

FEE AND OTHER INCOME
Service charges and fees	1,130	617	1,747
Commissions	440	762	1,202
Fiduciary and asset management fees	375	1,067	1,442
Principal investing	(55)	155	100
Other income	1,634	(153)	1,481

Total fee and other income	3,524	2,448	5,972

NONINTEREST EXPENSE
Salaries and employee benefits	2,673	2,052	4,725
Occupancy and equipment	854	201	1,055
Other intangible amortization	208	14	222
Sundry expense	1,838	(180)	1,658

Total noninterest expense	5,573	2,087	7,660

Minority interest in income of consolidated subsidiaries	—	135	135

Income before income taxes	4,492	370	4,862
Income taxes	1,437	154	1,591

Net income	$3,055	216	3,271

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$4,862	(211)	4,651
Interest and dividends on securities	2,192	59	2,251
Trading account interest	252	182	434
Other interest income	198	484	682

Total interest income	7,504	514	8,018

INTEREST EXPENSE
Interest on deposits	1,323	(21)	1,302
Interest on borrowings	727	290	1,017

Total interest expense	2,050	269	2,319

Net interest income	5,454	245	5,699
Provision for credit losses	106	(1)	105

Net interest income after provision for credit losses	5,348	246	5,594

FEE AND OTHER INCOME
Service charges and fees	1,001	529	1,530
Commissions	323	1,090	1,413
Fiduciary and asset management fees	375	1,029	1,404
Principal investing	(43)	96	53
Other income	1,379	(405)	974

Total fee and other income	3,035	2,339	5,374

NONINTEREST EXPENSE
Salaries and employee benefits	2,327	2,019	4,346
Occupancy and equipment	743	222	965
Other intangible amortization	208	11	219
Sundry expense	1,857	(226)	1,631

Total noninterest expense	5,135	2,026	7,161

Minority interest in income of consolidated subsidiaries	—	102	102

Income before income taxes	3,248	457	3,705
Income taxes	1,019	183	1,202

Net income	$2,229	274	2,503

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(84)	(84)
Common stock issued for
Stock options and restricted stock	—	48	48

Balance, June 30, 2005	455	4,803	5,258

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(344)	(344)
Common stock issued for
Stock options and restricted stock	—	478	478
Acquisitions	12,900	(12,900)	—
Capital contribution to affiliate	(13)	13	—
Excess capital returned to the Parent Company	(1,750)	1,750	—
Deferred compensation, net	—	(216)	(216)

Balance, June 30, 2005	35,351	(4,313)	31,038

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Purchases of common stock	—	(918)	(918)
Net income	3,055	216	3,271
Acquisitions	967	(967)	—
Cash dividends	—	(1,452)	(1,452)

Balance, June 30, 2005	11,494	(415)	11,079

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Acquisitions	8	(8)	—
Net unrealized gain (loss) on debt and equity securities, net of reclassification adjustment and net unrealized gain (loss) on derivative financial instruments	(200)	4	(196)

Balance, June 30, 2005	586	(57)	529

Total Stockholders’ Equity, June 30, 2005	$47,886	18	47,904

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2003	$455	3,919	4,374
Purchases of common stock	—	(52)	(52)
Common stock issued for
Stock options and restricted stock	—	43	43

Balance, June 30, 2004	455	3,910	4,365

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(214)	(214)
Common stock issued for
Stock options and restricted stock	—	425	425
Deferred compensation, net	—	(102)	(102)

Balance, June 30, 2004	24,216	(6,296)	17,920

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Net income	2,229	274	2,503
Purchases of common stock	—	(468)	(468)
Cash dividends	(650)	(399)	(1,049)

Balance, June 30, 2004	5,994	3,896	9,890

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Net unrealized gain (loss) on debt and equity securities, net of reclassification adjustment and net unrealized gain (loss) on derivative financial instruments	(863)	(5)	(868)

Balance, June 30, 2004	440	31	471

Total stockholders’ equity, June 30, 2004	$31,105	1,541	32,646

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,055	216	3,271
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	125	3	128
Provision for credit losses	53	33	86
Securitization transactions	(74)	(25)	(99)
Gain on sale of mortgage servicing rights	(12)	—	(12)
Securities transactions	(89)	(45)	(134)
Depreciation and other amortization	511	216	727
Trading account assets, net	(3,695)	3,108	(587)
Mortgage loans held for resale	(121)	—	(121)
Loss on sales of premises and equipment	3	58	61
Contribution to qualified pension plan	(284)	(46)	(330)
Loans held for sale, net	(1,545)	21	(1,524)
Other assets, net	(1,041)	487	(554)
Trading account liabilities, net	(935)	(947)	(1,882)
Other liabilities, net	1,536	(1,703)	(167)

Net cash provided (used) by operating activities	(2,513)	1,376	(1,137)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	23,306	694	24,000
Maturities of securities	15,591	3,171	18,762
Purchases of securities	(45,633)	(4,565)	(50,198)
Origination of loans, net	(4,570)	(1,960)	(6,530)
Sales of premises and equipment	17	18	35
Purchases of premises and equipment	(411)	(108)	(519)
Goodwill and other intangible assets	(249)	(78)	(327)
Purchase of bank-owned separate account life insurance	(1,624)	—	(1,624)
Cash equivalents acquired, net of purchases of insurance organizations	3,450	(3,432)	18

Net cash used by investing activities	(10,123)	(6,260)	(16,383)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	3,981	876	4,857
Securities sold under repurchase agreements and other short-term borrowings, net	4,057	8,263	12,320
Issuances of long-term debt	1,406	2,855	4,261
Payments of long-term debt	(1,452)	(562)	(2,014)
Issuances of common stock, net	—	147	147
Purchases of common stock	—	(1,346)	(1,346)
Capital contribution to affiliate	(13)	13	—
Excess capital returned to Parent company	(1,750)	1,750	—
Cash dividends paid	—	(1,452)	(1,452)

Net cash provided by financing activities	6,229	10,544	16,773

Increase (decrease) in cash and cash equivalents	(6,407)	5,660	(747)
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of period	$18,530	19,314	37,844

NONCASH ITEMS
Transfer to securities from loans	$51	—	51
Transfer to securities from loans held for sale	87	—	87
Transfer to other assets from loans, net	$(15)	—	(15)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$2,229	274	2,503
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	113	2	115
Provision for credit losses	106	(1)	105
Securitization transactions	(32)	4	(28)
Gain on sale of mortgage servicing rights	(23)	—	(23)
Securities transactions	(38)	—	(38)
Depreciation and other amortization	493	211	704
Trading account assets, net	(997)	(3,948)	(4,945)
Mortgage loans held for resale	(301)	—	(301)
Loss on sales of premises and equipment	85	5	90
Contribution to qualified pension plan	(253)	—	(253)
Loans held for sale, net	(3,725)	93	(3,632)
Other assets, net	(1,334)	(143)	(1,477)
Trading account liabilities, net	(1,971)	3,114	1,143
Other liabilities, net	(2,904)	1,276	(1,628)

Net cash provided (used) by operating activities	(8,552)	887	(7,665)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	28,043	40	28,083
Maturities of securities	16,103	299	16,402
Purchases of securities	(47,923)	(353)	(48,276)
Origination of loans, net	(7,093)	(364)	(7,457)
Sales of premises and equipment	21	5	26
Purchases of premises and equipment	(266)	(90)	(356)
Goodwill and other intangible assets	(147)	(206)	(353)
Purchase of bank-owned separate account life insurance	(129)	—	(129)

Net cash used by investing activities	(11,391)	(669)	(12,060)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	23,743	(1,588)	22,155
Securities sold under repurchase agreements and other short-term borrowings, net	(2,857)	(2,073)	(4,930)
Issuances of long-term debt	297	2,636	2,933
Payments of long-term debt	(1,526)	(1,115)	(2,641)
Issuances of common stock, net	—	209	209
Purchases of common stock	—	(734)	(734)
Cash dividends paid	(650)	(399)	(1,049)

Net cash provided (used) by financing activities	19,007	(3,064)	15,943

Decrease in cash and cash equivalents	(936)	(2,846)	(3,782)
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$16,992	17,738	34,730

NONCASH ITEMS
Transfer to securities from loans	$154	—	154
Transfer to other assets from loans, net	$(139)	—	(139)